UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 11, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

VIVUS, Inc., or the Company, entered into a Lease effective as of December 11, 2012 with SFERS Real Estate Corp. U, or the Landlord, for new principal executive offices, consisting of an approximately 45,240 square foot building, located at 351 East Evelyn Avenue, Mountain View, California. The Lease has an initial term of approximately 84 months, commencing on the later of (i) May 1, 2013 and (ii) four (4) months following delivery of the premises to the Company, and at a starting annual rental rate of $31.20 per rentable square foot (subject to agreed increases). The Company will be entitled to an abatement of the monthly installments of rent for months seven (7) through twelve (12) of the initial term subject to the conditions detailed in the Lease. The Company has one (1) option to renew the Lease for a term of three (3) years at the prevailing market rate as detailed in the Lease. In addition, the Company has the one (1) time right to accelerate the termination date of the Lease from the expiration of the 84th full calendar month of the term to the expiration of the 60th full calendar month of the term subject to the conditions detailed in the Lease. If this acceleration of the termination date is exercised, the following will be payable to the Landlord: (i) six (6) months of the monthly installments of rent and the Company’s proportionate share of expenses and taxes subject to the fifth (5th) lease year and (ii) the unamortized portion of all of the following: (a) any leasing commissions and legal fees, (b) the initial alterations as detailed in the Lease, and (c) Landlord’s allowance towards the cost of performing the initial alterations, which is $7.00 per rentable square foot; provided that the amount payable to the Landlord will be increased by the unamortized portion of any leasing commissions, tenant improvements and allowances, or other concessions incurred by the Landlord in connection with any additional space other than the premises leased by the Company and that is subject to acceleration under the Lease. The Company expects to occupy its new principal executive offices in the Spring of 2013.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date: December 17, 2012